Exhibit 16.1
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January 27, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of MACROCHEM CORPORATION's Form 8-K dated January 24, 2006, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte and Touche LLP

DELOITTE & TOUCHE LLP